UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2022

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis,	Indiana	46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
0.500% Notes due 2033	LLY33	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.625% Notes due 2043	LLY43	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
1.125% Notes due 2051	LLY51	New York Stock Exchange
1.375% Notes due 2061	LLY61	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 2.02 is a copy of the press release, dated August 4, 2022, announcing the financial results of Eli Lilly and Company for the quarter ended June 30, 2022.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Eli Lilly and Company, dated August 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Donald A. Zakrowski
Name:	Donald A. Zakrowski
Title:	Vice President, Finance, and Chief Accounting Officer
Date:	August 4, 2022